                           ASSET PURCHASE AGREEMENT

                                BY AND BETWEEN

                             CBB ACQUISITION CORP.

                                      AND

                             AFC ENTERPRISES, INC.

                           ASSET PURCHASE AGREEMENT


     AGREEMENT ("Agreement"), made as of the 26th day of July, 1999, by and among CBB ACQUISITION CORP., a New Jersey corporation having offices located at 246 Industrial Way West, Eatontown, New Jersey 07724 ("Purchaser"), NEW WORLD COFFEE-MANHATTAN BAGEL, INC., ("New World"), a Delaware corporation, having offices located at 246 Industrial Way West, Eatontown, New Jersey 07724 ("Guarantor"), and AFC ENTERPRISES, INC., a Minnesota corporation having offices located at Six Concourse Parkway, Suite 1700, Atlanta, Georgia 30328 ("Seller").

                                  WITNESSETH:

     WHEREAS, Seller is engaged in the business of franchising and operating certain retail bagel stores ("CBB Stores") under the names "Chesapeake Bagel Bakery" and all derivatives thereof, including without limitation "Chesapeake Bakery Cafe," "Chesapeake Bagels, Bakery and Cafe;" "Chesapeake Bagel Bakery and Deli" and "Bagel Bakery" (the "Business"); and

     WHEREAS, Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser all of the assets of the Business, upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                                   ARTICLE 1
            PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES
            ------------------------------------------------------

     1.1  Purchase and Sale of Assets. Subject to and upon the terms and
          ---------------------------
conditions set forth in this Agreement, Seller shall sell, assign, transfer, convey and deliver to Purchaser and Purchaser shall purchase from Seller, at the Closing (as hereinafter defined), all of the following properties, assets, rights and business of Seller used exclusively in the operation of the Business, wherever located and whether or not reflected on the books and records of Seller (all of such assets, properties, rights and business being hereinafter sometimes collectively referred to herein as the "Purchased Assets"):

          (a) all of Seller's right, title and interest in and claims and rights under all franchise agreements (the "Scheduled Franchise Agreements") between Seller or its predecessor, The American Bagel Company ("ABC") and the Chesapeake Bagel Bakery franchisees (the "CBB Franchisees") for the operation of the CBB Stores listed on Schedule 1.1(a);

          (b) all of Seller's right, title and interest in any franchise agreements entered into by Seller or ABC for CBB Stores, other than the Scheduled Franchise Agreements (the "Additional Franchise Agreements"), including without limitation those listed on Schedule 1.1(b). The Parties acknowledge that the Additional Franchise Agreements include franchise agreements that have been terminated by Seller or may have been terminated ABC and to the best of Seller's knowledge, a list of those CBB Stores that have not de-identified as a CBB Franchisee.

          (c) all of Seller's right, title and interest in any agreement (a "Development Agreement") pursuant to which Seller or ABC has granted to any person or entity the right to develop a CBB Store, including without limitation the Development Agreements listed on Schedule 1.1(c);

          (d) all sums receivable which are incurred as of the Closing date from CBB Franchisees related to the Business including accounts receivable and notes receivable (the "Transferred Receivables");

          (e) all of Seller's interest in, and claims and rights under the agreements and contracts listed on Schedule 1.1(e), to the extent assignable (the "Vendor Agreements"), (hereinafter the Scheduled Franchise Agreements, the Additional Franchise Agreements, the Development Agreements and the Vendor Agreements shall be collectively referred to as the "Transferred Agreements") and any and all prepayments, or deposits, as of the date of Closing, associated with the Transferred Agreements, which were paid to or by Seller;

          (f) all of the intellectual property (the "Intellectual Property") listed on Schedule 1.1(f);

          (g) all material books, records and documents of Seller, related exclusively to the Business and all of Seller's right, title and interest therein including accounting records and correspondence files, plans and specifications for existing and prototype CBB Stores, equipment specifications, construction costs, vendor lists, lead/prospect lists, CAD disks, logged materials and computer data in paper - hard copy and computer data files, when available;

          (h) all permits, licenses, orders, consents and approvals of any governmental or regulatory authority related to the operation of the Business as listed on Schedule 1.1(h);

          (i) all existing and prospective business relationships, reputation, and other intangibles which may be characterized as "good will" or "going concern value" of the Business including, without limitation, the name "Chesapeake Bagel Bakery" and all derivatives thereof;

          (j) all causes of action, claims and rights of recovery or setoff of every kind or character arising out of or attributable to any of the Purchased Assets on or prior to the Closing Date (hereinafter defined), irrespective of the date on which any such cause of action, claim or right may arise or accrue; and

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

          (k) all sums paid by CBB Franchisees to Seller for deposit in the Advertising Fund maintained by Seller for CBB Franchisees, less only bona fide expenditures for advertising and related expenses, which are consistent with the Franchise Agreements and the normal course of business of Seller, and an accounting of the Advertising Fund, an aged accounts receivable for the Adverting Fund and a list of all unpaid bills and a list of all outstanding financial commitments not billed by vendors or suppliers (the "Ad Fund Liabilities").

          (l) Notwithstanding the foregoing, Seller shall retain any claim or defense (except for any economic benefits arising after the Closing under the Transferred Agreements and the Transferred Receivables, which shall remain with Purchaser) arising out of or related to the Transferred Agreements for actions brought against Seller.

     1.2  Limited Assumption of Liabilities. Purchaser shall not assume any
          ---------------------------------
liabilities of Seller other than Seller's obligations under the Transferred Agreements arising from and after the Closing Date and the Ad Fund Liabilities. Except for such liabilities of Seller as are specifically assumed by Purchaser under the immediately preceding sentence, Purchaser has not assumed or undertaken, and is not assuming or undertaking, to discharge or perform, any obligation or liability of Seller, all of which obligations and liabilities Seller hereby shall fully discharge, pay and/or satisfy in the ordinary course. Without limiting the generality of the foregoing, Purchaser shall not be deemed to have assumed, nor shall Purchaser assume, any liability based upon or arising out of any tortious or wrongful actions of Seller or any liability for the payment of (i) any liability or obligation of Seller arising out of or in connection with the negotiation and preparation of this Agreement and the consummation and the performance of the transactions contemplated hereby including, without limitation, any tax liability so arising; (ii) any liability or obligation of Seller for any foreign, federal, state, county or local taxes, or any interest or penalties thereon, accrued for, applicable to or arising from any period ending on or prior to the date of Closing; (iii) any salary, wage, benefit, bonus, vacation pay, sick leave, insurance, employment tax or similar liability of Seller to any employee, officer, director or other person or entity allocable to services performed on or prior to the date hereof; or (iv) any contributions to any pension, employee benefit or profit sharing plan of Seller for the benefit of any of Seller's employees, officers or directors.


                                   ARTICLE 2
                      PURCHASE PRICE AND TERMS OF PAYMENT
                      -----------------------------------

     2.1  Purchase Price. In consideration of the sale, assignment, transfer,
          --------------
conveyance and delivery of the Purchased Assets by Seller to Purchaser, and in reliance upon the representations, warranties, covenants and agreements made herein by Seller to Purchaser, Purchaser agrees to pay Seller at Closing and Seller agrees to accept from Purchaser in full payment thereof, the sum of Four Million Eight Hundred Thousand ($4,800,000) Dollars (the "Purchase Price") subject to Purchase Price Adjustments set forth in Section 2.5 below, payable as follows:

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

          (a) Two Million Four Hundred Thousand ($2,400,000) Dollars (less the sum of $500,000 referred to in Section 2.2 and less the downpayment of $150,000 referred to in Article 2A) by wire transfer;

          (b) Five Hundred Thousand ($500,000) Dollars by delivery to Seller at Closing of a non-negotiable promissory note in the form annexed hereto as
Exhibit 2.1(b) (the "Holdback Note"); and

          (c) One Million Nine Hundred Thousand ($1,900,000) Dollars by delivery to Seller at Closing of a promissory note in the form annexed hereto as
Exhibit 2.1(c) (the "Balance Note") (the "Balance Note" and the "Holdback Note," shall hereinafter be sometimes collectively referred to as the "Promissory Notes").

     2.2  Holdback. Purchaser and Seller agree to use all reasonable efforts to
          --------
obtain written commitments from not less than thirty-five (35) CBB Stores to convert to a Manhattan Bagel Store, a New World Coffee and Bagel Store or other store operated pursuant to a license or franchise agreement with Purchaser, New World or any of their Affiliates (an "Affiliated Store") (For purposes of this Agreement, "Affiliate" of a party means any natural person, corporation, business trust, joint venture, association, company, firm, partnership, or other entity or government or governmental authority which, directly or indirectly, controls, is controlled by or is under common control with such party)or to purchase frozen bagel dough manufactured by, at the direction of, or pursuant to recipes owned by Purchaser, New World or any of their Affiliates, ("Manhattan Bagel Frozen Bagel Dough") from Purchaser or Purchaser's designated Affiliates or distributors, on an on-going basis (a "Conversion") on terms comparable to those provided to Affiliated Stores. Notwithstanding the foregoing, a Conversion will not include a purchase of Manhattan Bagel Frozen Bagel Dough from a franchisee of Manhattan Bagel, New World or its Affiliates, unless authorized by Manhattan Bagel, New World or its Affiliates. At Closing, the parties agree that Purchaser shall pay into escrow, pursuant to the terms and conditions of a certain escrow agreement, substantially in the form annexed hereto as Exhibit 2.2, to be executed at Closing (the "Escrow Agreement"), an amount equal to Five Hundred Thousand ($500,000) Dollars in cash. In addition to said Five Hundred Thousand ($500,000) Dollars in cash, the Five Hundred Thousand ($500,000) Dollars payable as principal pursuant to the Holdback Note, together, with all interest accrued on such principal amount from the date of Closing through the date of such payment, shall be subject to this Section 2.2. The said $1,000,000, and the interest accrued thereon, is referred to as the "Holdback."

          The Holdback shall be reduced by one-thirty fifth (1/35) proportionately for each CBB Store that effects a Conversion which occurs between Closing and the second anniversary of Closing (the "Measurement Date"). Conversion shall be deemed to have occurred when a CBB Store shall have converted to an Affiliated Store or purchased Manhattan Bagel Frozen Bagel Dough from Purchaser or Purchaser's designated Affiliates or distributors or suppliers of Manhattan Bagel Frozen Bagel Dough for a period of thirty (30) days unless Purchaser notifies Seller prior to the purchase of Manhattan Bagel Frozen Bagel Dough by any CBB Franchisee, that such CBB Franchisee is purchasing Manhattan Bagel Frozen Bagel Dough on a test basis (which test basis may continue up to sixty (60) days), in which event the conversion shall be deemed to have occurred on the first day following the end of the test period if the CBB Franchisee continues to purchase Manhattan Bagel Frozen Bagel Dough. The reduction of the Holdback shall be allocated one-half to the cash held in escrow and one-half to the Holdback Note. The principal of the Holdback Note shall be reduced accordingly on or about the Measurement Date, and a new promissory note with substantially the same terms and conditions contained in the Holdback Note shall be executed by Purchaser (the "Reduced Holdback Note"). The Reduced Holdback Note shall provide for reduced principal and interest payments based upon the amortization over the term of the Holdback Note of the reduced principal balance. Simultaneously with the execution of the Reduced Holdback Note, Seller shall deliver to Purchaser the original executed Holdback Note marked canceled. Accordingly, interest shall accrue and be paid on the new principal balance as stated in the Reduced Holdback Note. Any payments theretofore made shall be credited to interest with the balance credited to principal payments next due under the Reduced Holdback Note. At the Measurement Date, any cash then retained in escrow in accordance with the foregoing shall be paid to Purchaser or its assigns.

          Purchaser shall promptly provide or cause its distributor of Manhattan Bagel Frozen Bagel Dough, Marriott Distribution Services ("Marriott"), to provide to Seller, in writing, information on Manhattan Bagel Frozen Bagel Dough delivered to any CBB Franchisee which continues for a period of thirty (30) days commencing after Closing or one (1) day after any test period ("Delivery Information"). The Delivery Information shall consist of the CBB Franchisee name, address, delivery dates and quantity and dollar amounts of the delivered Manhattan Bagel Frozen Bagel Dough. After the expiration of the thirty day period (unless a test notice is in effect), neither Purchaser nor Marriott shall provide further information to Seller regarding that CBB Franchisee. Additionally, Purchaser shall provide Seller with information regarding a conversion of a CBB Store to an Affiliated Store, promptly after the conversion occurs. Seller and its representatives shall also have the right to audit the books and records of Purchaser at all reasonable times with respect to sales of Manhattan Bagel Frozen Bagel Dough to CBB Franchisees or other conversion and Purchaser shall secure for Seller and its representatives the right, for the sole purpose to determine Manhattan Bagel Frozen Bagel Dough purchases, or other conversions, to inspect the restaurant of any such CBB Franchisee upon reasonable notice.

     2.3  Security, Guaranty. As security for the performance of the
          ------------------
Purchaser's obligations under the Promissory Notes, Purchaser shall grant Seller a junior lien and security interest in and to the Purchased Assets pursuant to the terms and conditions of a certain security agreement in the form annexed hereto as Exhibit 2.3(A). (the "Security Agreement"). In addition, New World shall guaranty the obligations of Purchaser under this Agreement, the Promissory Notes and all other Agreements annexed hereto or executed pursuant hereto (such Promissory Notes and other agreements collectively referred to as the "Operative Agreements") in the form annexed hereto as Exhibit 2.3(B) (the "New World Guaranty").

     2.4  Allocation of Purchase Price. The Parties agree that the Purchase
          ----------------------------
Price shall be allocated among Purchased Assets in conformance with the provisions of Section 1060 of the Internal Revenue Code, as amended (the "Code") by Purchaser as set forth on Schedule 2.4. The Parties agree to report the allocation of the Purchase Price in Code Form 8594 and, where required, in their respective Federal and State income tax returns in accordance with Schedule 2.4.

     2.5  Purchase Price Adjustment.
          -------------------------

          (a)  Adjustment for Closed Stores. The cash portion of the Purchase
               ----------------------------
Price and the Balance Note (and each payment thereunder) shall be adjusted proportionately at Closing for any of the seventy-six (76) CBB Stores listed on
Schedule 1.1(a) which closes subsequent to the execution of this Agreement and prior to Closing (a "Closed Store"). The purchase price will be reduced by multiplying five times the royalties received from such store for the previous twelve (12) months prior to the execution of this Agreement ("Closed Store Adjustment"). If a Closed Store reopens as an Affiliated Store within six months after the Closing date and remains open for one (1) year thereafter ("Open Period"), Purchaser shall promptly forward to Seller after the expiration of the Open Period the Closed Store Adjustment.

          (b)  Adjustment for Collection of Transferred Accounts Receivable. In
               ------------------------------------------------------------
the event that the accounts receivable net of reserves that are reasonable with respect to past CBB experience as of the Closing Date (the "Closing Accounts Receivable") is less than Two Hundred Thousand ($200,000) Dollars (the "Represented Accounts Receivable"), the cash portion of the Purchase Price shall be adjusted in the amount of the difference between the Represented Accounts Receivable and the Closing Accounts Receivable ("Accounts Receivable Difference").


                                  ARTICLE 2A
                                  DOWNPAYMENT
                                  -----------

     Concurrently with the execution of this Agreement, Purchaser shall pay Seller's Attorney One Hundred Fifty Thousand ($150,000) Dollars by wire transfer (the "Downpayment"), to be held in escrow by Cohen Pollock Merlin Axelrod & Tanenbaum, P.C., as escrow agent ("Escrowee").

     2A.1 Downpayment in Escrow:
          ---------------------

          (a) Escrowee shall hold the Downpayment in escrow in a segregated bank account at Wachovia Bank, N.A. (the "Bank") until Closing or sooner termination of this Agreement and shall pay over or apply the Downpayment in accordance with the terms of this paragraph. Escrowee shall hold the Downpayment in an interest-bearing account for the benefit of the parties. If interest is held for the benefit of the parties, it shall be paid to the party entitled to the Downpayment and the party receiving the interest shall pay any income taxes thereon. The Federal Identification numbers of the parties shall be furnished to Escrowee upon request.

          (b) At Closing, the Downpayment shall be paid by Escrowee to Seller. If for any reason Closing does not occur and either party gives Notice (as defined in paragraph 10.5) to Escrowee demanding payment of the Downpayment, Escrowee shall give prompt Notice to the other party of such demand, If Escrowee does not receive Notice of objection from such other party to the proposed payment within 10 business days after the giving of such Notice, Escrowee is hereby authorized and directed to make such payment. If Escrowee does receive such Notice of objection within such 10 day period or if for any other reason Escrowee in good faith shall elect not to make such payment, Escrowee shall continue to hold such amount until otherwise directed by Notice from the parties to this Agreement or a final, nonappealable judgment, order or decree of a court.

          (c) If Escrowee at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of the escrowed funds, it may do so by delivering the same to any other escrow agent mutually agreeable to Purchaser and Seller, and if no such escrow agent shall be selected, then Escrowee may do so by delivering the escrowed funds (i) to any bank or trust company or First American Title Insurance Company ("First American") located in the State of Georgia, which is willing to act as escrow agent hereunder in place and instead of Escrowee or (ii) to the clerk or other proper officer of a court of competent jurisdiction as may be permitted under the terms and conditions of this Agreement and by law within the State of Georgia. Seller and Purchaser shall pay the fee of any such bank or trust company, or First American, or court officer equally. Upon such delivery, Escrowee shall be discharged from any and all responsibility or liability with respect to the Escrowed Funds except as herein provided.

          (d) The parties acknowledge that, Escrowee is holding the Downpayment solely as a stakeholder at their request and for their convenience and that Escrowee shall not be liable to either party for any act or omission on its part unless taken or suffered in bad faith or in willful disregard of this contract on the part of Escrowee. Seller and Purchaser jointly and severally agree to defend, indemnify and hold Escrowee harmless from and against all costs, claims and expenses (including reasonable attorneys' fees) incurred in connection with the performance of Escrowee's duties hereunder, except with respect to actions or omissions taken or suffered by Escrowee in bad faith or in willful disregard of this Agreement on the part of Escrowee. Seller and Purchaser shall equally reimburse Escrowee for its reasonable costs and expenses incurred in performing its obligations hereunder.

          (e) Escrowee may act or refrain from acting in respect of any matter referred to herein in full reliance upon and with the advice of counsel which may be selected by it (including any member of its firm) and shall be fully protected in so acting or refraining from action upon the advice of such counsel.

          (f) Escrowee acknowledges receipt of the Downpayment and Escrowee's agreement to the provisions of this paragraph by signing in the place indicated on the signature page of this Agreement.

          (g) Notwithstanding the foregoing, Escrowee or any member of its firm shall be permitted to act as counsel for Seller in any dispute as to the disbursement of the Downpayment or any other dispute between the parties whether or not Escrowee is in possession of the Downpayment and continues to act as Escrowee.

          (h)  Notwithstanding the foregoing, the provisions provided in this

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Article 2A.1 shall not apply and the Escrowee shall within one (1) business day following receipt of evidence of such termination and satisfaction of any requirements of the Bank, deliver to Purchaser the Downpayment plus any accrued interest, without setoff or reduction to the escrowed funds, if the Agreement is terminated pursuant to the provisions of paragraph 2A.2(a) and (b).

     2A.2 Entitlement to Downpayment
          --------------------------

          (a) If Purchaser is not satisfied with its due diligence findings, in its sole discretion, it may terminate this Agreement by delivering written notice of termination to Seller on or before August 13, 1999. If Purchaser fails to deliver such notice, the due diligence condition to Closing shall be deemed satisfied and Purchaser shall be deemed to have waived any right to terminate this Agreement based upon its due diligence findings.

          (b) Unless otherwise provided for in this Agreement, Seller shall prepare all Schedules required herein other than Schedule 2.4, which shall be prepared by Purchaser and delivered to Seller on or before July 30, 1999 and deliver such Schedules to Purchaser, together with true and correct copies of any documents required to be attached thereto, on or before July 30, 1999. Additionally, all Exhibits which are to be annexed to this Agreement and executed at Closing shall be prepared by Purchaser or Seller, as agreed to by the parties, and delivered to the other by July 30, 1999. Purchaser and Seller shall examine each such Schedule and related documents and Exhibits delivered to it, and on or before August 6, 1999, the recipient of such Schedule, related documents or Exhibits shall notify the other party of any questions or comments, it may have with respect thereto. All Schedules and Exhibits (as revised) must be accepted and agreed to by Purchaser, New World and Seller not later than August 13, 1999. At such time as the Schedules and Exhibits have been accepted by all parties, Purchaser, New World, Seller and Purchaser shall execute and deliver a Disclosure Statement in form and substance agreeable to Purchaser and Seller (the "Disclosure Statement"), together with all Schedules and Exhibits referred to therein (as approved by Purchaser) and upon such execution and delivery, the Disclosure Statement and all Schedules and the Exhibits shall be attached to and be made a part of this Agreement. In the event the Disclosure Statement is not executed and delivered by Purchaser, New World and Seller and the Schedules and Exhibits are not approved by Purchaser and Seller by August 13, 1999, this Agreement shall automatically terminate.

          (c)  The Downpayment will be applied as follows:

               (i) In the event this Agreement is terminated pursuant to paragraphs (a) and (b) of this Section 2A.2, Purchaser shall be entitled to an immediate refund of the Downpayment.

               (ii)  If the Agreement does not terminate pursuant to paragraphs
(a) and (b) of this Section 2A.2 and the Closing occurs, the Downpayment shall be applied towards the purchase price cash due at Closing.

               (iii) If Seller refuses to close for any reason (other than a material breach by Purchaser of this Agreement) or if Seller materially breaches this Agreement and Purchaser declines to close, Purchaser shall be entitled to the return of the Downpayment.

               (iv) If Purchaser refuses to close on August 31, 1999 or another date mutually agreed to between Seller and Purchaser and Seller is not in material breach of this Agreement, Seller's sole remedy shall be to receive and retain the Downpayment as liquidated damages, it being agreed that Seller's damages in case of Purchaser's default might be impossible to ascertain and that the Downpayment constitutes a fair and reasonable amount of damages under the circumstances and is not a penalty.


                                   ARTICLE 3
                                    CLOSING
                                    -------

     3.1  Closing. The closing of the transactions hereunder (the "Closing")
          -------
shall take place at the offices of Ruskin, Moscou, Evans & Faltischek, P.C., 641 Lexington Avenue, New York, NY 10022 on or before August 31, 1999. The day on which the Closing actually takes place is herein sometimes referred to as the "Closing Date."

     3.2  Additional Covenants of Seller.
          ------------------------------

          (a) For the period commencing upon the execution of this Agreement and continuing until Closing (the "Due Diligence Period"), Seller covenants and agrees that it will continue to conduct the business and operations of the Business in the ordinary course as currently conducted and will not enter into any contracts or agreements outside of the ordinary course of business and will take no actions or forbear from taking actions which could result in a breach of Seller's representations, warranties and covenants set forth herein. Without limiting the generality of the foregoing, Seller shall adhere to the following procedures with respect to Franchise Agreements. If to the Knowledge of Seller, a CBB Franchisee is in material default of a Franchise Agreement (the "CBB Material Default") and Seller desires to send a default and/or termination notice to such CBB Franchisee, Seller shall promptly notify Purchaser of the CBB Material Default. Notice of a CBB Material Default shall include the name, and address of the CBB Franchisee, as well as any individual obligors to the Franchise Agreement and the principal contacts of that CBB Franchisee. Seller shall further reference the specific provisions of the Franchise Agreement, under which the CBB Franchisee is in default and provide a copy of the applicable Franchise Agreement. Seller shall provide copies to Purchaser within five (5) days of receipt or transmittal thereof, of all correspondence and documents related to the CBB default. Seller shall allow Purchaser to consult with the CBB Franchisee to resolve the CBB Material Default, and shall take no action for a period of at least thirty (30) days to allow such consultation to proceed. Seller shall have a good faith obligation to consider any remedial proposal, which results from such consultation before terminating the Franchise Agreement.

          (b) Seller covenants and agrees that it will provide Purchaser and Purchaser's representatives with full access to Seller's books and records related exclusively to the Business and all other documents related exclusively to the Business which Purchaser may reasonably request to allow Purchaser to perform its due diligence.

          (c) Seller covenants and agrees to provide to Purchaser on a weekly basis commencing from the execution of this Agreement and continuing until Closing, with a copy of (i) a CBB Partners In Good Standing Report, in the form attached to Schedule 5.9 hereof, for the Scheduled Franchise Agreements (the "Good Standing Report") for the previous week and (ii) a Transferred Receivables Report for the Scheduled Franchise Agreements and the Additional Franchise Agreements in the form included in Schedule 5.7 reflecting royalty, Ad Fund and note payments more than thirty (30) days past due as of the last day of the previous week (a "Transferred Receivables Report") and (iii) a report reflecting sales reported by CBB Franchisees or estimated by Seller for the previous week, on a store by store basis and the royalties payable with respect to such reported or estimated sales and any cash collected from the CBB Franchisees for the previous week on a store by store basis.

          (d) Seller covenants and agrees that it will provide Purchaser and Purchaser's representatives with full access to Seller's employees named on a list delivered by Seller to Purchaser on this same date, who are involved in and have knowledge of matters related to the CBB Franchisees for the purpose of evaluating and negotiating with such employees for employment by Purchaser following the Closing, subject to the restrictive covenant set forth in Section 8(c).

          (e) Seller will permit Purchaser to interview the CBB Franchisees after an announcement, in manner and substance acceptable to Seller and Purchaser, respecting the transaction contemplated hereby has been made to the CBB Franchisees, which will be made within one (1) business day after the date this Agreement is executed, subject to the restrictive covenant set forth in
Section 8(c).

          (f) Seller shall have in its Advertising Fund, as of the Closing, all sums theretofore paid by CBB Franchisees to Seller for deposit in the Advertising Fund, less only bona fide expenditures for advertising and related expenses which are consistent with the Franchise Agreements and the normal course of business of Seller and a detailed accounting of the same shall be provided to Purchaser.

          (g) Seller shall deliver to Purchaser by July 30, 1999, at the address provided in paragraph 10.5 legible copies of the Scheduled Franchise Agreements, and the Vendor Agreements. Seller shall deliver to Purchaser by August 2, 1999, at the address provided in paragraph 10.5 legible copies of the Additional Franchise Agreements, to the extent available. All of the Purchased Assets will be made available to Purchaser during Purchaser's due diligence investigation.

     3.3  Conditions to Closing of Purchaser. The obligation of Purchaser to
          ----------------------------------
purchase the Purchased Assets is subject to the satisfaction of each of the following conditions, any of which may be waived by Purchaser:

          (a) All representations and warranties made by Seller pursuant to this Agreement shall be true and correct in all material respects when made and remain in all material respects true and correct as of the Closing Date.

          (b) Seller shall have performed or observed all covenants, agreements and obligations in all material respects at or before the Closing and all documents or instruments required to be delivered by Seller to the Purchaser at or prior to Closing shall have been delivered.

          (c) Purchaser shall have received a certificate dated the Closing Date signed by Seller to the effect that the conditions specified in (a) and (b) above have been satisfied.

          (d) Seller shall have received the written consent of its lenders and the holders of any debt instruments issued by Seller, if required.

          (e) Except as set forth on Schedule 5.21, no litigation has been commenced or threatened relating to the transactions contemplated hereby, the effect of which would be materially adverse to the Business.

          (f) The Purchased Assets shall be free and clear of all mortgages, pledges, liens, security interests, claims and/or encumbrances of every description.

     3.4  Conditions to Closing of Seller. The obligations of Seller to sell the
          -------------------------------
Purchased Assets is subject to the satisfaction of each of the following conditions, any of which may be waived by Seller:

          (a) All representations and warranties made by Purchaser pursuant to this Agreement shall be true and correct in all material respects when made and remain in all material respects true and correct as of the Closing Date.

          (b) Purchaser shall have performed or observed all covenants, agreements and obligations in all material respects at or before the Closing and all documents or instruments required to be delivered by Purchaser to Seller at or prior to Closing shall have been delivered.

          (c) Seller shall have received a certificate dated the Closing Date signed by Purchaser to the effect that the conditions specified in (a) and (b) above have been satisfied.

          (d) No litigation has been commenced or threatened relating to the transactions contemplated hereby, the effect of which would be materially adverse to Seller.

          (e) Purchaser shall have received the written consent of its lenders and the holders of any debt instruments issued by Purchaser, if required.

     3.5  Joinder of New World. New World is a party to this Agreement only with
          --------------------
respect to Articles 2(A), Sections 4.2(f) and (j), Section 6.2 and Articles 7, and 8 and Section 10.16.

                                   ARTICLE 4
                            OBLIGATIONS AT CLOSING
                            ----------------------

     4.1  Obligations of Seller at Closing. At Closing, Seller shall deliver to
          --------------------------------
Purchaser the following:

          (a) a Bill of Sale, duly executed by Seller's authorized officer, together with such other documents of conveyance, assignment and transfer, all in form and substance satisfactory to Purchaser and its counsel, as shall be required to vest in Purchaser good and marketable title to the Purchased Assets free and clear of all liens, encumbrances and claims of every description;

          (b) assignments to Purchaser of the Transferred Agreements, in form and substance reasonably satisfactory to Purchaser and its counsel, together with all required consents to such assignments;

          (c) all material documents (including, without limitation, the Transferred Agreements), files, Good Standing Reports and Transferred Receivable Reports, disks containing computer records, paper copies of all such data, and other data and documents pertaining primarily or exclusively to the Business including, without limitation, accounting books and records of Seller, relating exclusively to the Purchased Assets;

          (d)  trademark and copyright assignments in statutory form;

          (e) assignments of all trademarks included in the Intellectual Property in such form as is required for recordation by the United States Patent and Trademark Office;

          (f) a certificate of good standing of Seller issued by the Secretary of State of Minnesota and dated within thirty days of the Closing Date;

          (g) a certificate, dated the Closing Date, of the Secretary or Assistant Secretary of Seller certifying the resolutions adopted by the Board of Directors of Seller approving the execution and delivery of this Agreement and the consummation of the transactions contemplated under this Agreement;

          (h) an opinion of counsel for Seller dated the Closing Date, in form annexed hereto as Exhibit 4.1(i);

          (i)  the Escrow Agreement, duly executed by Seller;

          (j)  the Security Agreement, duly executed by Seller; and

          (k)  Intentionally Omitted;
               ---------------------

          (l)  the certificate required by section 3.3(c);

          (m) a Franchise Agreement in the form currently used by Seller for CBB Franchisees, permitting Seller to operate a Chesapeake Bagel Bakery Restaurant, in the manner currently operated by Seller at the Perimeter Village Shopping Center (the "Perimeter Store") in Atlanta, Georgia and in Waldorf, Maryland (the "Waldorf Store"); provided, however, that in no event shall Seller be required to make an initial franchise\license fee payment, but shall be responsible for all other payments and obligations of a CBB Franchisee. Notwithstanding the foregoing, Seller shall have the right to close the Waldorf Store and/or the Perimeter Store and terminate the Franchise Agreement, upon written notice to Purchaser, within nine (9) months following the Closing, without monetary penalty, but subject to those provisions which survive a termination of a Franchise Agreement including but not limited to restrictive covenants contained in the Franchise Agreement.

          (n) any and all such other documents, agreements, certificates and instruments required to be executed and/or delivered by Seller to Purchaser, and all payments (if any) required to be made, pursuant to the terms and provisions of this Agreement.

     4.2  Obligations of Purchaser at Closing. At Closing, Purchaser shall
          -----------------------------------
deliver to Seller the following:

          (a) One Million Nine Hundred Thousand ($1,900,000) Dollars less the deposit previously paid as per Article 2A of this Agreement by wire transfer to Seller and Five Hundred Thousand ($500,000) Dollars by wire transfer to the Escrow Agent in the Escrow Agreement;

          (b)  the Promissory Notes duly executed by Purchaser;

          (c)  the Escrow Agreement, duly executed by Purchaser;

          (d)  the Security Agreement, duly executed by Purchaser;

          (e) a certificate, dated the Closing Date, of the Secretary of Purchaser certifying the resolutions adopted by the Board of Directors of Purchaser approving the execution and delivery of this Agreement and the consummation of the transactions contemplated under this Agreement;

          (f) a certificate, dated the Closing Date, of the Secretary of New World certifying the resolutions adopted by the Board of Directors of New World approving the execution of the Guaranty and this Agreement;

          (g) an opinion of counsel for Purchaser dated the Closing Date, in the form annexed hereto as Schedule 4.2(g);

          (h) any and all such other documents, agreements, certificates and instruments required to be executed and/or delivered by Purchaser, and all payments required to be made, pursuant to the terms and provisions of this Agreement;

          (i) appropriate UCC-1 Financing Statements duly executed by Purchaser;

          (j)  the New World Guaranty, duly executed by New World;

          (k) an assumption of the obligations of Seller under the Transferred Agreements and the Ad Fund Liabilities duly executed by Purchaser;

          (l) certificates of good standing of Purchaser and New World, issued by the Secretaries of State of their respective states of incorporation and dated within thirty days of the Closing Date;

          (m) any and all such other documents, agreements, certificates and instruments required to be executed and/or delivered by Purchaser to Seller, and all payments (if any) required to be made, pursuant to the terms and provisions of this Agreement.

          (n) a certificate duly executed by Purchaser and New World, certifying that they have no actual knowledge of Seller's breach of any representation or warranty contained in this Agreement in the form of Exhibit 4.2(n) attached hereto.

          (o)  the certificate required by Section 3.4(c).

     4.3  Further Assurances. At any time and from time to time after the
          ------------------
Closing, at Purchaser's request and without further consideration, Seller will execute and deliver such other instruments of sale, transfer, conveyance, assignment and delivery and take such action as Purchaser may reasonably deem necessary or desirable in order to more effectively transfer, convey, assign and deliver to Purchaser and to confirm Purchaser's title to, all of the Purchased Assets, to put Purchaser in actual possession and operating control thereof and to assist Purchaser in exercising all rights with respect thereto.


                                   ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

     Seller represents and warrants to Purchaser as follows:

     5.1  Organization and Good Standing of Seller. Seller is a corporation duly
          ----------------------------------------
organized, validly existing and in good standing under the laws of the State of Minnesota. Seller has all requisite corporate power and authority, licenses, permits and franchises to own, lease and operate its properties and assets and to carry on the Business as currently conducted. Seller is qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the Business or the Purchased Assets.

     5.2  Authorization of Agreement and Enforceability. Seller has full
          ---------------------------------------------
corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered by Seller and (assuming the valid execution and delivery of the Agreement by Purchaser) constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Each of the Operative Agreements has been duly and validly authorized and upon the execution and delivery thereof, will be duly and validly authorized, executed and delivered by Seller (and assuming the valid execution and delivery of the Operative Agreement by Purchaser) will constitute a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

     5.3  Effect of Agreement. Neither the execution, delivery and performance
          -------------------
of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby will (a) conflict with or result in a breach of any provision of Seller's Certificate of Incorporation or By-laws, (b) constitute or result in the breach of, conflict with or give rise to a right of forfeiture, termination, cancellation or acceleration with respect to, any term, condition or provision of, any note, bond, mortgage, indenture, license or other contract or obligation to which Seller is a party or by which it or any of the Purchased Assets may be bound, including, but not limited to, the Transferred Agreements, except for such conflicts, breaches or defaults as to which written waivers or consents have been obtained, or will be obtained prior to Closing, or (c) violate in any material respect any law, statute, regulation, judgment, order, writ, injunction, or decree applicable to Seller, the Business or any of the Purchased Assets.

     5.4  Government and Other Consents. Except as set forth on Schedule 5.4, no
          -----------------------------
consent, order, authorization, qualification, or approval of, or exemption by, or filing with any governmental, public, or regulatory body or authority is required in connection with the execution, delivery and performance by Seller of this Agreement.

     5.5  Books and Records. All financial, business and accounting books,
          -----------------
ledgers, accounts and official and other records relating to the Business ("Business Records") have been made available to Purchaser and its representatives. Such Business Records prepared by Seller, Seller's Affiliates, employees, directors, officers, agents or representatives ("Seller's Representatives") have been substantially, properly and accurately kept and are complete in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. No representation or warranty is made as to the completeness or accuracy of any reports, books, or other records prepared by ABC or any other third party other than a Seller Representative ("Third Party Reports") or any information in Seller's books and records which is based upon any such Third Party Reports, except that Seller represents that its Business Records accurately reflect any information contained in the Third Party Reports provided to Seller.

     5.6  Financial Statements. Attached to Schedule 5.6 are copies of Seller's
          --------------------
(i) statement of cash flow for sales and royalties collected, all on a store by store basis, for the fiscal years ending in December, 1997 and December, 1998, and for six four week periods ending in June, 1998 and June, 1999; and (ii) and on a store by store basis, an accounting of the Advertising Fund, an aged accounts receivable for the Advertising Fund for the Scheduled Franchise Agreements; and a list of all outstanding unpaid bills and all outstanding financial commitments not billed by vendors or suppliers, as of July 20, 1999 (collectively, the "Financial Statements"). The Financial Statements correctly and completely reflect Seller's books and records, and are accurate and complete in all material respects for the periods indicated and the available cash in the Advertising Fund account is sufficient to cover all outstanding bills and commitments. The Financial Statements with respect to sales figures are accurate and complete in all material respects for the periods indicated, assuming the sales figures received by Seller from the CBB Franchisees are accurate and assuming any Third Party Reports relied on for the preparation of the Financial Statements are accurate. Seller does not make any representations as to the accuracy of the sales figures prepared by the CBB Franchisees or information provided in any Third Party Reports.

     5.7  Receivables. All of the Transferred Receivables listed in Schedule
          -----------
5.7, result from the sale of inventory, and services in the ordinary course of business and are net of reserves that are reasonable with respect to past CBB experience. Except for any amounts owed by the parties to any bankruptcy proceeding described in Schedule 5.21, Seller has no knowledge that such Transferred Receivables are not collectible in the full amount thereof in the ordinary course of business, but Seller does not warrant the collectability thereof.

     5.8  Title to Properties; Encumbrances. Other than as set forth on
          ---------------------------------
Schedule 5.8, Seller does not own any real property or have any lease or other interest in real property related exclusively to the Business. Except as set forth on Schedule 5.8, Seller has good title to all of the Purchased Assets. Except as set forth on Schedule 5.8, none of the Purchased Assets is subject to any mortgage, pledge, lien, security interest, encumbrance or charge of any kind. Except as set forth on Schedule 5.8, Seller does not use exclusively in the Business any assets owned by a shareholder or Affiliate of Seller.

     5.9  Agreements. Schedules 1.1(a) and 1.1(e) contain an accurate and
          ----------
complete list of the Scheduled Franchise Agreements and the Vendor Agreements. Except as set forth on Schedule 5.9, each agreement set forth in Schedules 1.1(a) and 1.1(e) is in full force and effect; with respect to the Scheduled Franchise Agreements, there are no payments more than thirty (30) days past due as of July 19, 1999, and Seller has not issued a default notice which has not been cured as of the date of this Agreement. Included in Schedule 5.9 is a true and correct copy of the Good Standing Report as of July 22, 1999.

     5.10 Business Practices. Seller has not, with respect to the Business,
          ------------------
made, offered or agreed to offer anything of value to any government official, political party or candidate for government office nor have any of them taken any action which would be in violation of the Foreign Corrupt Practices Act of 1977 or any anti-boycott or export laws.

     5.11 Employees, Etc. Schedule 5.11 is a complete and accurate list of the
          --------------
name of each employee of Seller whom Seller utilizes on a full-time basis in the conduct and operation of the Business who received any form of compensation from Seller since January 1, 1999, and all compensation received by any such person since such date, and any accruals for or commitment or agreement by Seller to pay compensation. Except as set forth on Schedule 5.11, none of such persons has, in writing or to the knowledge of Seller verbally, threatened, informed or otherwise indicated to Seller or any officer or director of Seller that he or she plans to cancel or otherwise terminate his or her relationship with Seller.

     5.12 Employment Arrangements. Seller does not have any obligation,
          -----------------------
contingent or otherwise, applicable to any employee listed on Schedule 5.11 under any employment agreement, collective bargaining or other labor agreement, any agreement containing severance or termination pay arrangements, deferred compensation agreement, retainer or consulting arrangement, pension or retirement plan, bonus or profit-sharing plan, stock option or purchase plan or other employee contract or non-terminable (whether with or without penalty) arrangement, group, life, health, medical or hospitalization insurance plan or program or other employee or fringe benefit plan, including vacation plans or programs and sick leave plans or programs, or other agreement relating to the persons listed on Schedule 5.11, other than those set forth on Schedule 5.12. Seller has performed all of its material obligations required to be performed by it under all such agreements, plans and arrangements, if any, and to the knowledge of Seller, no party thereto is in breach of or in default or arrears in any respect under any of the provisions thereof.

     5.13 Employee Relations. All references to employees in this Section 5.13
          ------------------
shall apply only to those employees listed on Schedule 5.11. Seller is in compliance in all material respects with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice. No unfair labor practice complaint against Seller is pending before the National Labor Relations Board or is threatened. No labor strike, picket, dispute, slowdown, stoppage or other labor trouble has ever occurred or is pending or, to the knowledge of Seller, threatened against or involving Seller. To the knowledge of Seller, no union representation question exists respecting the employees. No grievance or any arbitration proceeding is pending and, to the knowledge of Seller, no such claim has been asserted or is threatened. No collective bargaining agreement is currently being negotiated by Seller. Except as disclosed on Schedule 5.13, no claim of discrimination or harassment is pending or, to the knowledge of Seller, threatened before the Equal Employment Opportunity Commission, or any other judicial or administrative body or agency.

     5.14 Contracts and Commitments. Schedule 5.14 sets forth all of the
          -------------------------
following contracts and commitments and obligations of, or which relate to, the Business, written or otherwise, to which Seller is a party or by or to which it or its assets or properties are bound or subject (although such Schedule 5.14 excludes the Transferred Agreements):

          (a) all contracts and other agreements containing covenants of Seller not to compete related to the Business or with any person in any geographical area (or not to solicit or accept any business) or covenants of any other person other than terminated CBB Franchisees not to compete with Seller in the Business or in any geographical area (or not to solicit or accept any business);

          (b) all purchase orders, contracts and commitments for the purchase or sale of any goods or services to or by Seller or any Affiliate of Seller related to the Business including, but not limited to, any required coffee purchases by a CBB Franchisee from Seller or an Affiliate of Seller, except for those orders, contracts and commitments which are less than $10,000 in amount or which cannot be cancelled at will by Seller without penalty or premium; and

          (c) all contracts, commitments and other agreements with distributors or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

          (d) all contracts, commitments and other agreements containing obligations or liabilities of any kind to any Affiliate of Seller;

     5.15 Operation of Business. Except for modifications thereto arising in
          ---------------------
the ordinary course of business, Seller has conducted the Business substantially in accordance with the Chesapeake Bagels, Bakery & Cafe, Revised Business Plan, dated December 5, 1998, a copy of which is annexed hereto as part of Schedule
5.15. Except as set forth on Schedule 5.15, since January 1, 1999, Seller has not done any of the following with respect to the Business:

          (a) for those employees listed in Schedule 5.11, entered into or amended any employment agreement, entered into or amended any agreement with any labor union or association representing any employee, adopted, entered into, or amended any employee benefit plan, or made any change in the actuarial methods or assumptions used in funding any defined benefit pension plan, or made any change in the assumption or factors used in determining benefit equivalencies thereunder;

          (b) gave or agreed to give any special payment terms or arrangements related to Scheduled Franchise Agreements which were not consistent with prior practice or which were outside the ordinary course of business;

          (c) sent, or to the knowledge of Seller received any written information threatening to terminate or failing to renew any of the Scheduled Franchise Agreements or Vendor Agreements; or

          (d) except in the ordinary course of business, entered into any other material contract, agreement or transaction related to the Business.

     5.16 Intentionally Omitted.
          ----------------------

     5.17 Compliance with ERISA.
          ---------------------

          (a) Schedule 5.17 sets forth a complete and correct list of all "employee pension benefit plans" and "employee benefit plans" as defined respectively in Sections 3(2) and 3(3) of ERISA, including "multiemployer plans" as defined in Section 3(37) of ERISA, and any other pension, profit sharing, retirement, deferred compensation, vacation, severance, disability, hospitalization, medical insurance or other employee benefit plan or program, if any, which Seller or any other entity which constitutes part of a "controlled group" (within the meaning of Section 4001(b) of ERISA and/or Sections 414(b), (c), (m) or (o) of the Code and the Treasury Regulations issued thereunder) which Seller maintains or to which Seller has any present or future obligation to contribute relating to employees of the Business listed on Schedule 5.11(collectively, the "Seller Plans").

          (b) Seller is in compliance in all material respects with the requirements prescribed by any and all statutes, orders, governmental rules or regulations applicable to the Seller Plans and all reports and disclosures relating to the Seller Plans required to be filed with or furnished to governmental agencies, participants or beneficiaries prior to the date of this Agreement have been filed in accordance with applicable law.

          (c) Seller, as of the date of this Agreement, has not completely or partially withdrawn from any "multiemployer plan" within the meaning of the Multiemployer Pension Plan Amendments Act of 1990. Seller has not suffered a seventy (70%) percent decline in "contribution base units" (within the meaning of ERISA Section 4205(b)(1)(A)) in any plan year beginning after 1979.

          (d) There are no actions, audits, suits or claims pending (other than routine claims for benefits) or threatened, against any of the Seller Plans or any fiduciary of any of the Seller Plans or against the assets of any of the Seller Plans.

          (e) The consummation of the transactions contemplated hereby will not accelerate any liability under any of the benefit plans because of an acceleration of any rights or benefits to which employees may be entitled thereunder.

     5.18 Tax Matters. Seller has duly and timely filed all federal, state,
          -----------
local and other tax and information returns required to be filed by it with regard to any income, sales, use, gross receipts, property, employment and other taxes, charges, levies or other assessments related to the Business or the Purchased Assets, or has filed for appropriate extensions of time to file same and has duly paid in full or made adequate provision for all taxes and other charges shown as due on such returns or which otherwise have been accrued or have become due prior to the date hereof whether or not shown on any such return. Seller has received no notice of any claim or claims for additional taxes, which are claimed to be due from it by Federal, state, local or foreign taxing authorities in connection with such reports or returns. There are no liens for Federal, state, local or foreign taxes, assessments or government charges or levies upon any of the Business or the Purchased Assets.

     5.19 Intellectual Property. Schedule 1.1(d) contains a list of all
          ---------------------
Intellectual Property of the Seller, which is owned, licensed, utilized or useful in the Business together with registration numbers and applications therefor. Seller is the owner of such registrations and applications free and clear of all liens, other than those, which shall be removed at Closing. Seller has not received any notice that the validity of the Intellectual Property or Seller's interest therein is being challenged by any third party, and except as set forth in Schedule 5.19, to Seller's knowledge, no third party is infringing any of the Intellectual Property. There are no restrictions on the transfer of the Intellectual Property pursuant to this Agreement, except for liens, which will be released at Closing. Seller has not heretofore granted any licenses or conveyed any other rights or interests to any of the Intellectual Property, except as expressly set forth in the Transferred Agreements and as security for loans, which security interest shall be released at Closing. Except as set forth on Schedule 5.19, to the knowledge of Seller, the operation of the Business as currently conducted does not nor does the Intellectual Property, to the knowledge of Seller, infringe upon any trademarks or other intellectual property rights of any third party.

     5.20 Permits, Licenses, Compliance with Laws. Seller has all permits,
          ---------------------------------------
licenses, orders, consents and approvals of federal, state, local or foreign governmental or regulatory bodies that are required in order to permit Seller to carry on the Business as currently conducted. Schedule 1.1(h) sets forth a correct and complete list of all such permits, licenses, orders and approvals, all of which are in full force and effect, and Seller has not received a notice threatening suspension or cancellation of any of them, and to Seller's knowledge, no cause exists for such suspension or cancellation. To Seller's knowledge, the Business has been and is being conducted in accordance and in material compliance with all applicable federal, state, local or foreign laws, codes, ordinances, rules and regulations. All disclosure documents utilized by Seller in the conduct of the Business are accurate and complete in all material respects, have received requisite approval of governmental authorities and have been properly delivered by Seller to CBB Franchisees.

     5.21 Litigation. Except as set forth in Schedule 5.21, there is no claim,
          ----------
action, suit, proceeding, arbitration, investigation or inquiry pending or to Seller's knowledge threatened before any Federal, state, local, or other court or governmental, administrative, or self-regulatory body or agency, or any private arbitration tribunal relating to the Business, any of the Purchased Assets or the transactions contemplated by this Agreement; nor, to Seller's knowledge, is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry. To Seller's knowledge, Seller is not in material default under any order, license, regulation or demand of any federal, state or local, or other court or governmental, administrative or self-regulatory body or agency, which relates to the Business.

     5.22 CBB Franchisees. Except as set forth on Schedule 5.22, to Seller's
          ---------------
Knowledge, as of the date of this Agreement, there exists no material default by any CBB Franchisee under any material agreement to which it is a party other than the Transferred Agreements.

     5.23 Intentionally Omitted.
          ---------------------

     5.24 Broker. No broker, finder, agent or other intermediary has acted on
          ------
behalf of Seller or otherwise assisted in bringing about the transactions contemplated by this Agreement and no broker, finder, agent or other intermediary is entitled to any commission or finder's fee in respect thereof based in any way on agreements, understandings or arrangements with or the conduct of Seller.

     5.25 Material Information; Full Disclosure. To Seller's knowledge, this
          -------------------------------------
Agreement and any other certificate, document, agreement or information furnished (including, without limitation, any schedule hereto) or to be furnished pursuant to this Agreement by Seller to Purchaser do not contain and will not contain any untrue statement of a material fact or omit or will omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading. Except as set forth in
Schedule 5.25, there is no fact, development or threatened development which has not been disclosed to Purchaser in writing which adversely affects or, so far as Seller can now foresee, may adversely affect, the business, operations, assets, properties, prospects or condition (financial or otherwise) of Seller.

     5.26 Knowledge of Seller. Whenever used herein, the term "Knowledge of
          -------------------
Seller" or to "Seller's knowledge" or other references to the knowledge of Seller shall mean the actual knowledge of Mark Rinna, Gregg Kaplan, Milton Castillo, Charles Hyslop and Sam Frankel.

     5.27 Knowledge of Purchaser. Whenever used herein, the term "Knowledge of
          ----------------------
Purchaser" or to "Purchaser's Knowledge" or other references to the knowledge of Purchaser, shall mean the actual knowledge of Sanford Nacht, R. Ramin Kamfar, Michael Lubitz, and Jerold E. Novack.


                                   ARTICLE 6
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

     Purchaser represents and warrants to Seller as follows:

     6.1  Organization and Good Standing of Purchaser. Purchaser is a
          -------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Purchaser has all requisite corporate power and authority to make the representations, warranties and agreements made hereunder, to own, lease and operate its properties and assets and to carry on its business as currently conducted, to execute and deliver this Agreement and to perform its obligations under this Agreement.

     6.2  Authorization of Agreement and Enforceability. Purchaser and New
          ---------------------------------------------
World represent and warrant that Purchaser and New World have full corporate power and authority to execute and deliver this Agreement and the Operative Agreements and to perform their respective obligations hereunder and thereunder. This Agreement has been duly and validly authorized, executed and delivered by Purchaser and New World (assuming the valid execution and delivery of the Agreement by Seller) constitutes a legal, valid and binding obligation of Purchaser and New World, enforceable against Purchaser and New World in accordance with its terms. Each of the Operative Agreements has been duly and validly authorized by Purchaser and New World and upon the execution and delivery thereof at Closing, will constitute a legal, valid and binding obligation of Purchaser or New World, as the case may be, enforceable against Purchaser or New World in accordance with its terms.

     6.3  Effect of Agreement. Neither the execution, delivery and performance
          -------------------
of this Agreement by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby will (a) conflict with or result in a breach of any provision of Purchaser's Certificate of Incorporation or By-Laws, (b) constitute or result in the breach of, conflict with or give rise to a right of termination, cancellation or acceleration with respect to, any term, condition or provision of, any note, bond, mortgage, indenture, license or other contract or obligation to which Purchaser is a party or by which it or any of its properties or assets may be bound, except for such conflicts, breaches or defaults as to which written waivers or consents have been obtained, or (c) violate any law, statute, regulation, judgment, order, writ, injunction, or decree applicable to Purchaser or any of its properties or assets.

     6.4  Government and Other Consents. No consent, order, authorization,
          -----------------------------
qualification, or approval of, or exemption by, or filing with any governmental, public, or regulatory body or authority is required in connection with the execution, delivery and performance by Purchaser of this Agreement.

     6.5  Broker. No broker, finder, agent or other intermediary has acted on
          ------
behalf of Purchaser or otherwise assisted in bringing about the transactions contemplated by this Agreement and no broker, finder, agent or other intermediary is entitled to any commission or finder's fee in respect thereof based in any way on agreements, understandings or arrangements with or the conduct of Purchaser.


                                   ARTICLE 7
                                INDEMNIFICATION
                                ---------------

     7.1  Indemnification by Seller. (a) Seller hereby agrees that,
          -------------------------
notwithstanding the Closing and the sale of the Purchased Assets provided for herein, Seller will indemnify and hold Purchaser (and any assignee) harmless from, against and in respect of any damages for and all claims, losses, liability, cost or expenses, (including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding) suffered or incurred by Purchaser by reason of: (i) any inaccuracy in any representation or the breach of any warranty made by Seller herein or in any Operative Agreement, (ii) any failure of Seller to duly perform or observe any term, provision, covenant, agreement, or condition herein or in any Operative Agreement on the part of Seller to be performed or observed, and (iii) any liability or obligation accruing with respect to the Purchased Assets or the conduct of the Business at any time prior to the Closing.

     7.2  Indemnification by Purchaser. Purchaser and New World hereby jointly
          ----------------------------
and severally agree to indemnify and hold Seller and any assignee harmless from, against and in respect of any and all claims, losses, liability, damages, costs or expenses (including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding) suffered or incurred by Seller by reason of (i) any inaccuracy in any representation or the breach of any warranty made by Purchaser or New World herein or in any Operative Agreement; (ii) any failure of Purchaser or New World to duly perform or observe any term, provision, covenant, agreement, or condition herein or in any Operative Agreement on the part of Purchaser or New World to be performed or observed; and (iii) any liability or obligation accruing with respect to the Purchased Assets or the conduct of the Business at any time subsequent to the Closing.

     7.3  Limitation of Liability. None of the Parties shall assert any claim
          -----------------------
for indemnification under Sections 7.1 or 7.2 until the aggregate amount of all claims of such party against the other party under this Agreement, exceeds Fifty Thousand ($50,000) Dollars provided, however, that once the claims exceed such Fifty Thousand ($50,000) Dollars, the indemnifying party shall be liable for all valid claims, in excess of such Fifty Thousand ($50,000) Dollars. The Parties' aggregate liability to each other under this Section 7 shall be limited to the Purchase Price as reduced in accordance herewith; provided, however, that no such limit shall apply if the claim arose out of, resulted from, or related to, directly or indirectly the fraud of the respective Party.

     7.4  Right of Set-off. In addition to any remedies available to Purchaser,
          ----------------
Purchaser shall have a right to set-off against any obligation of Purchaser to Seller under this Agreement, including without limitation, any payment due after the Closing Date pursuant to the Promissory Note; or the Escrow Agreement. If any claim for indemnification is pending at a time when a payment is to be made to Seller under the Promissory Notes and/or the Escrow Agreement, Purchaser may deposit an amount equal to the amount of such claim with First American Title Company as Escrow Agent, and pursuant to the terms of the Escrow Agreement ("Dispute Trust") until the claim is resolved as set forth herein. Seller and Purchaser shall equally bear all costs and expenses associated with, related to, or arising out of the Dispute Trust. If Purchaser has claims (including a claim or claims which are not subject to the Cap) in the aggregate in excess of the Purchase Price limit set forth in paragraph 7.3 (the "Cap"), Purchaser shall first exercise its right of set-off prior to seeking cash payments from Seller. Notwithstanding the foregoing, in no event shall Purchaser waive its rights to seek equitable relief.

     7.5  No Waiver. No failure or delay on the part of either party in
          ---------
exercising any right, power or remedy under this Agreement, or available to such party at law or in equity shall operate as a wavier of such right, power or remedy, nor shall any single or partial exercise of any such right, power or remedy preclude any or further exercise thereof or the exercise of any other right, power or remedy available to such party. Subject to the limitations of
Section 7.3, the remedies provided in this Agreement are cumulative and not exclusive of any remedies available to any Party at law or equity.

     7.6  Third Party Claims.
          ------------------

          (a) In case of the assertion in writing of any claim initiated or asserted by any person, firm, governmental authority or corporation other than Purchaser or any Affiliate of Purchaser (a "Third Party Claim") or the commencement of any litigation asserting a Third Party Claim which may give rise to any indemnification obligation of Seller to Purchaser under the provisions of this Article 7, Purchaser shall give notice thereof as provided hereunder as promptly as practicable after Purchaser's receipt of such written assertion or the commencement of such litigation. Seller may at its sole cost and expense, upon written notice given to Purchaser within fifteen (15) days after its receipt of Purchaser's notice under this Section 7.6, assume the defense, of any such Third Party Claim or litigation. If Seller assumes the defense of any such claim or litigation, the obligations of Seller hereunder as to such claim or litigation shall include taking all steps it reasonably deems necessary in the defense or settlement thereof and to holding Purchaser harmless from and against any and all losses, liabilities, expenses and damages, and Purchaser shall make available to Seller such books and records in Purchaser's possession as Seller may reasonably require in connection with such defense. Except with the express prior written consent of Purchaser, Seller shall not consent to the settlement or entry of any judgment arising from any such claim or litigation which in each case does not include as an unconditional term thereof the giving by the claimant or plaintiff, as the case may be, to Purchaser of an unconditional release from all liability in respect thereof. Purchaser shall be entitled to be consulted about (but not control) the defense of, and receive copies of all pleadings and other material papers in connection with, any such claim or litigation. If Seller does not assume the defense of any such claim or litigation, Purchaser may defend the same in such manner as it may deem appropriate, in the exercise of its reasonable business judgment, provided, however, that Purchaser shall not settle any such claim or litigation or consent to the entry of any judgment without the prior written consent of Seller which Seller shall not unreasonably withhold, and Seller will promptly reimburse Purchaser in accordance with the provisions of this Section 7.6, provided that Purchaser provide Seller with copies of all pleadings and other material documents in connection with any such claim or litigation and that Seller is consulted about (albeit not in control of) such litigation. Purchaser may defend any Third Party Claim to which Purchaser may have a defense or counterclaim which Seller is not entitled to assert to the extent necessary to assert and maintain such defense or counterclaim provided that Purchaser provide Seller with copies of all pleadings and other material documents in connection with any such claim or litigation and that Seller is consulted about (albeit not in control of) such litigation.

          (b) In case of the assertion in writing of any Third Party Claim or the commencement of any litigation asserting a Third Party Claim which may give rise to any obligation of Purchaser to Seller under the provisions of this
Article 7, Seller shall have the same rights, duties and obligations of Purchaser as set forth under Section 7.6 and Purchaser shall have the same right, duties and obligations of Seller as set forth in Section 7.6.

          (c) No party may make a claim for indemnification under Article 7 hereof later than the second anniversary of the Closing Date; provided, however, that any claim for indemnification made before such second anniversary shall survive until such time as such claim has been settled or finally adjudicated.

     7.7  Exclusive Nature of Remedies. Except for the remedy of specific
          ----------------------------
performance and other equitable remedies and except to the extent that any party has engaged in fraud, the rights and remedies provided in this Article 7 will be the exclusive rights or remedies available to the person to be indemnified with respect to claims against either party to this Agreement or any of its Affiliates, shareholders, officers, directors, employees and agents against which indemnification is authorized or provided in this Article 7. This limitation shall apply notwithstanding that any claims are asserted by a cause of action or legal theory other than breach of contract.


                                   ARTICLE 8
                             RESTRICTIVE COVENANTS
                             ---------------------

          (a) Seller acknowledges and recognizes the highly competitive nature of the Business and the value to the Purchaser of the Business and the Purchased Assets, which include, among other things, confidential business information and goodwill associated with existing business relationships acquired from Seller, which are material to the Business and the Purchased Assets. Accordingly, Seller agrees that: for a period of five (5) years from the date of this Agreement (the "Non-Compete Period"), Seller shall not, without the prior written consent of the Purchaser, directly or indirectly, within the United States, participate in, engage in or have a financial interest or management position or other interest in any business, firm, corporation or other entity that engages in a Competing Business. A "Competing Business" means any business which derives twelve (12%) percent or more of its annual sales revenues from the wholesale or retail sale of bagel products (i.e., bagels and cream cheese).

          (b) During the Non-Compete Period, Seller nor any of its Affiliates shall not (i) induce or attempt to induce any employee of Purchaser listed on
Schedule 5.11 and engaged by Purchaser on the Closing Date to leave the employ of the Purchaser or its Affiliates; or (ii) induce, or attempt to induce, any CBB Franchisee listed on Schedule 1.1(a) to cease doing business with Purchaser and/or New World.

          (c) Purchaser and New World agree that if either party terminates this Agreement for any reason whatsoever, neither Purchaser, New World, nor any of their Affiliates shall (i) induce or attempt to induce any employee of Seller listed in Schedule 5.11 to leave the employ of the Seller; or (ii) induce or attempt to induce any CBB Franchisee to cease doing business with Seller, for a period of two (2) years from the date this Agreement is terminated

          (d) Purchaser and New World agree to keep confidential all such information, which has been disclosed to or discovered by it hereunder except as required by law or court order. Purchaser and New World further agree that neither they nor any of their Affiliates shall use any such information in any manner or for any purpose whatsoever, except for purposes of determining, during the due diligence period ending on August 13, 1999, whether they desire to consummate the transactions contemplated hereby.

          (e) Seller agrees to also keep confidential all such information, which has been disclosed to Seller regarding Purchaser, New World, any Affiliates of Purchaser and New World hereunder except as required by law or court order. Seller further agrees that neither it nor any of its Affiliates shall use any such information in any manner or for any purpose whatsoever, except for purposes of determining, during the due diligence period ending on August 13, 1999, whether they desire to consummate the transactions contemplated hereby.


                                   ARTICLE 9
                                  TERMINATION
                                  -----------

     9.1  Default. If any party is in breach of its obligations hereunder, and
          -------
the other party, if not in breach, gives notice thereof, setting forth the breach in reasonable detail, and if the breaching party fails to cure such breach within twenty (20) days after receipt of such notice, the non-breaching party may terminate this Agreement at any time thereafter and before such breach is cured by giving a notice of termination, subject to the provisions set forth in Article 2A of this Agreement.

     9.2  Conditions to Closing. If the Closing has not occurred by August 31,
          ---------------------
1999, either party may terminate this Agreement at any time thereafter, by giving a notice of termination to the other party in accordance with section 10.5, and subject to the provisions set forth in Article 2A of this Agreement.

     9.3  Effect. Upon termination, this Agreement shall become null and void
          ------
except for Section 8(c), 8(d), 8(e) and Article 2A.


                                  ARTICLE 10
                                    GENERAL
                                    -------

     10.1 Expenses. Purchaser and Seller shall pay their own respective counsel,
          --------
accountants and other advisors' fees and expenses arising in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

     10.2 Sales, Transfer and Documentary Taxes, etc. Seller shall pay all
          ------------------------------------------
sales, transfer and documentary taxes, if any, due as a result of the sale of the Purchased Assets to Purchaser and all other fees relating to the transfer of the Purchased Assets to Purchaser.

     10.3 Survival of Representations and Warranties. Each of the Parties
          ------------------------------------------
covenants and agrees that all of the representations warranties, covenants, and agreements set forth in this Agreement shall survive the Closing for two (2) years after the Closing and shall not be merged into any instruments of transfer or other documents delivered by any of the Parties at Closing or at any other time. Notwithstanding the foregoing, each of the covenants and conditions contained in Article 8 of this Agreement shall survive the Closing, until the expiration of its term set forth therein.

     10.4 No Third Party Beneficiaries. Nothing in this Agreement, expressed or
          ----------------------------
implied, is intended to confer on any person other than the Parties or their respective heirs, successors and assigns any rights, remedies, obligations, or other liabilities under or by reason of this Agreement.

     10.5 Notices. All notices permitted or required under this Agreement shall
          -------
be in writing and shall be either (a) delivered by personal service, (b) delivered by courier service, or (c) telecopied and confirmed immediately in writing by a copy mailed by registered or certified mail, postage prepaid, return receipt requested, to the parties hereto at their addresses set forth below or at such other addresses which may be designated in writing by the parties:

     If to Seller to:      AFC Enterprises, Inc.
                           Six Concourse Parkway, Suite 1700
                           Atlanta, GA 30328
                           Attention: Charles Hyslop and Lisa P. Morse, Esq.
                           Telecopier No.: (770) 353-3394
                                           (770) 353-3060

     With a copy to:       Cohen Pollock Merlin Axelrod & Tannenbaum, P.C.
                           2100 Riveredge Parkway
                           Atlanta, GA 30328
                           Attention: Pepi Friedman, Esq.
                           Telecopier No.: (770) 858-1277

     If to Purchaser to:   CBB Acquisition Corp.
                           246 Industrial Way West
                           Eatontown, NJ 07724
                           Attention: R. Ramin Kamfar, Chief Executive Officer
                           Telecopier No.: (732) 544-4503

     With a copy to:       Ruskin, Moscou, Evans & Faltischek, P.C.
                           170 Old Country Road
                           Mineola, NY 11501
                           Attention: Stuart M. Sieger, Esq.
                           Telecopier No.: (516) 663-6647

Such notices shall be effective upon receipt in the case of personal or courier service or telecopier delivery.

     10.6 Entire Agreement. This Agreement (including the Exhibits and Schedules
          ----------------
hereto) supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter, and this Agreement constitutes the entire agreement of the parties.

     10.7  Headings. The article, section and other headings contained in this
           --------
Agreement and the Schedules are for reference purposes only and shall not be deemed to be a part of this Agreement or the Schedules or to affect the meaning or interpretation of this Agreement or the Schedules.

     10.8  Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, each of which, when executed, shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. Execution and delivery of this Agreement may be made by facsimile transmission in such counterparts and the signatures thereon shall be deemed original.

     10.9  Governing Law. This Agreement shall be construed as to both validity
           -------------
and performance and governed by and enforced in accordance with the laws of the State of New York, without giving effect to the choice of law principles. The other Operative Agreements shall be construed as to both validity and performance and governed by and enforced in accordance with the laws of the State of Georgia, without giving effect to the choice of law principles.

     10.10 Severability. If any term, covenant, condition, or provision of this
           ------------
Agreement or the application thereof to any circumstance shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions, and provisions of this Agreement shall not be affected and each remaining term, covenant, condition, and provision of this Agreement shall be valid and shall be enforceable to the fullest extend permitted by law. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

     10.11 Amendments. This Agreement may not be modified or changed except by
           ----------
an instrument or instruments in writing signed by all Parties.

     10.12 Assignment. None of the Parties shall assign its rights or
           ----------
obligations under this Agreement without the prior written consent of the other Parties, except that Purchaser may assign this Agreement to any Affiliate of Purchaser without the consent of Seller.

     10.13 Successors and Assigns. The covenants, agreements, and conditions
           ----------------------
contained or granted shall be binding upon and shall inure to the benefit of Purchaser and Seller and their respective heirs, successors and permitted assigns.

     10.14 No Joint Venture. The Parties, by entering into this Agreement and
           ----------------
consummating the transactions contemplated in this Agreement, shall not be and shall not be considered a partner or joint venturer of one another.

     10.15 Construction of Agreement. This Agreement was negotiated at arm's
           -------------------------
length by the Parties and their respective counsel. This Agreement shall not be construed as having been "drafted" by any one Party and shall not be construed against any Party as a drafting party.

     10.16 Remedies. Any actions hereunder or the Operative Agreements shall be
           --------
brought only in the Federal or State Courts sitting in the State of New York, County of New York or in the State of Georgia, County of Fulton, or in the Federal District Court for the Northern District of Georgia, and the parties consent to the exclusive jurisdiction of such courts. The party prevailing shall be entitled to recover its reasonable legal fees and expenses from the party not prevailing.

     10.17 Reimbursements. Seller and Purchaser shall each pay an amount equal
           --------------
to half of all the reasonable costs and expenses incurred by the CBB Franchisees associated with the meetings which shall be scheduled by Seller and Purchaser at mutually agreeable dates and time, prior to Closing, including, but not limited to travel, meals and accommodation expenses. Seller shall pay the travel expenses and Purchaser shall pay for the meals and accommodation expenses of the CBB Franchisees. Both Seller and Purchaser shall promptly forward to the other party receipts for the expenses paid by each party. The parties shall promptly calculate the expenses incurred by each and determine which party paid for more expenses (the "Owed Party"), and the Owed Party shall be promptly reimbursed by the other party for the amount the Owed Party paid above its fifty-percent share owed. This provision shall survive termination of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Asset Purchase Agreement as of the date first written above.

                                        CBB ACQUISITION CORP.


                                        By:________________________________
                                                              , President

                                        AFC ENTERPRISES, INC.


                                        By:________________________________
                                           Name:
                                           Title:


                                        NEW WORLD COFFEE-MANHATTAN BAGEL, INC.


                                        By:________________________________
                                           R. Ramin Kamfar, Chief Executive
                                           Officer

     Escrowee is made a party to this Agreement for the sole purpose of agreeing to be bound by the provision of Section 2.A.1 hereof.

                                        COHEN POLLOCK MERLIN AXELROD &
                                        TANENBAUM, P.C.



                                        By:________________________________
                                           Pepi Friedman, Vice-President